Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for May 2004

The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	87,905	86,937
Wide loans	34,895	34,726
Small business owner loans + Business Timely loans	41,179	41,459
Small business owner loans	24,749	24,850
Business Timely loans	16,430	16,609
Secured loans	301	289
Notes receivable	163	132

Total number of accounts	164,443	163,543

Month-end loans receivable

											(amounts in
											thousands of yen)
	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	35,240,688	34,750,162
Wide loans	56,645,751	56,028,392
Small business owner loans + Business Timely loans	74,414,008	75,006,485
Small business owner loans	55,508,169	55,905,869
Business Timely loans	18,905,838	19,100,616
Secured loans	9,794,962	3,186,465
Notes receivable	3,632,584	248,290

Total loans receivable	179,727,994	169,219,797

*	Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Trend in the Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-04	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Total
Consumer loans
Applications	1,995	1,770											3,765
Approvals	350	283											633
Approval ratio	17.54%	15.99%											16.81%
VIP loans
Applications	198	29											227
Approvals	176	21											197
Approval ratio	88.89%	72.41%											86.78%
Wide loans
Applications	577	530											1,107
Approvals	473	417											890
Approval ratio	81.98%	78.68%											80.40%
Small business owner loans
Applications	427	473											900
Approvals	396	399											795
Approval ratio	92.97%	84.36%											88.33%
Business Timely loans
Applications	3,819	3,484											7,303
Approvals	1,373	1,121											2,494
Approval ratio	35.95%	32.18%											34.15%
Secured loans
Applications	22	20											42
Approvals	17	12											29
Approval ratio	77.27%	60.00%											69.05%
Notes receivable
Applications	53	38											91
Approvals	44	34											78
Approval ratio	83.02%	89.47%											85.71%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent Loans by Default Days for the Years Ended May 31, 2002, 2003 and 2004

May 31, 2002

									(amounts in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,060,440	4.44	612,782	1.32	401,670	0.87	304,999	0.66	1,319,452	2.84	46,417,766
Wide loans	2,851,717	5.03	501,257	0.88	339,661	0.60	774,432	1.37	1,615,351	2.85	56,710,931
Small business owner loans	2,581,422	6.57	343,579	0.88	337,071	0.86	754,094	1.92	1,434,745	3.65	39,261,677
Business Timely loans	510,635	3.05	120,269	0.72	134,678	0.80	109,883	0.66	364,831	2.18	16,750,876
Secured loans	231,845	17.20	2,318	0.17	42,525	3.15	143,755	10.66	188,599	13.99	1,348,269
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	12,875

Total	8,236,062	5.13	1,580,206	0.98	1,255,608	0.78	2,087,165	1.30	4,922,980	3.07	160,502,397

May 31, 2003

									(amounts in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,349,363	5.83	684,485	1.70	429,543	1.07	304,157	0.76	1,418,177	3.52	40,268,778
Wide loans	5,249,254	8.19	540,005	0.84	525,978	0.82	1,046,674	1.63	2,112,659	3.30	64,107,607
Small business owner loans	5,295,190	9.65	418,936	0.76	498,145	0.91	1,186,152	2.16	2,103,233	3.83	54,883,486
Business Timely loans	745,076	4.29	184,433	1.06	142,051	0.82	125,455	0.72	451,941	2.60	17,378,907
Secured loans	306,918	19.89	22,295	1.44	16,584	1.07	213,909	13.86	252,788	16.38	1,543,030
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	16,245

Total	13,945,803	7.83	1,850,155	1.04	1,612,295	0.90	2,876,349	1.61	6,338,800	3.56	178,198,056

May 31, 2004

									(amounts in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,185,736	6.29	641,969	1.85	462,188	1.33	296,483	0.85	1,400,641	4.03	34,750,162
Wide loans	5,346,863	9.54	672,867	1.20	377,612	0.67	1,559,475	2.78	2,609,954	4.66	56,028,392
Small business owner loans	5,866,535	10.49	645,220	1.15	467,903	0.84	1,895,508	3.39	3,008,632	5.38	55,905,869
Business Timely loans	883,069	4.62	218,249	1.14	195,196	1.02	150,538	0.79	563,984	2.95	19,100,616
Secured loans	175,120	5.50	20,913	0.66	8,677	0.27	90,903	2.85	120,494	3.78	3,186,465,962
Notes receivable	14,872	5.99	0	0.00	0	0.00	0	0.00	0	0.00	248,290

Total	14,472,199	8.55	2,199,220	1.30	1,511,577	0.89	3,992,910	2.36	7,703,707	4.55	169,219,797

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended March 31, April 30, and May 31, 2004

March 31, 2004

								(amounts in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	1,371,149	3.85	531,204	1.49	2,691	0.01	3,376	0.01	537,272	1.51	35,604,207
Wide loans	4,851,032	8.44	442,783	0.77	342,513	0.60	1,363,050	2.37	2,148,347	3.74	57,459,955
Small business owner loans	5,342,184	9.34	411,072	0.72	356,502	0.62	1,720,536	3.01	2,488,111	4.35	57,167,928
Business Timely loans	607,540	3.26	269,180	1.44	1,578	0.01	761	0.00	271,520	1.46	18,658,608
Secured loans	193,447	1.93	24,562	0.25	9,376	0.09	100,909	1.01	134,848	1.35	10,003,596
Notes receivable	14,302	3.61	0	0.00	0	0.00	0	0.00	0	0.00	396,444

Total	12,379,657	6.90	1,678,803	0.94	712,662	0.40	3,188,634	1.78	5,580,100	3.11	179,290,741

April 30, 2004

								(amounts in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	1,634,326	4.64	527,170	1.50	346,157	0.98	259	0.00	873,587	2.48	35,240,688
Wide loans	4,979,602	8.79	510,681	0.90	324,798	0.57	1,448,543	2.56	2,284,023	4.03	56,645,751
Small business owner loans	5,591,351	10.07	539,185	0.97	350,310	0.63	1,808,284	3.26	2,697,781	4.86	55,508,169
Business Timely loans	740,340	3.92	251,781	1.33	184,894	0.98	0	0.00	436,676	2.31	18,905,838
Secured loans	171,161	1.75	15,948	0.16	19,892	0.20	79,526	0.81	115,368	1.18	9,794,962
Notes receivable	14,302	0.39	0	0.00	0	0.00	0	0.00	0	0.00	3,632,584

Total	13,131,083	7.31	1,844,767	1.03	1,226,054	0.68	3,336,613	1.86	6,407,436	3.57	179,727,994

May 31, 2004

								(amounts in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,185,736	6.29	641,969	1.85	462,188	1.33	296,483	0.85	1,400,641	4.03	34,750,162
Wide loans	5,346,863	9.54	672,867	1.20	377,612	0.67	1,559,475	2.78	2,609,954	4.66	56,028,392
Small business owner loans	5,866,535	10.49	645,220	1.15	467,903	0.84	1,895,508	3.39	3,008,632	5.38	55,905,869
Business Timely loans	883,069	4.62	218,249	1.14	195,196	1.02	150,538	0.79	563,984	2.95	19,100,616
Secured loans	175,120	5.50	20,913	0.66	8,677	0.27	90,903	2.85	120,494	3.78	3,186,465
Notes receivable	14,872	5.99	0	0.00	0	0.00	0	0.00	0	0.00	248,290

Total	14,472,199	8.55	2,199,220	1.30	1,511,577	0.89	3,992,910	2.36	7,703,707	4.55	169,219,797

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

March 31, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	10	4,050	0	0	18	60,300	21	19,150	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	21	118,500	11	10,250	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	12	4,100	1	2,500	11	40,000	79	64,970	0	0
usen Corp.	108	25,859	1	3,000	21	75,300	160	120,340	0	0
Other	1,000	348,121	600	1,449,886	427	4,159,270	365	369,570	32	7,810,000
Total	1,130	382,130	602	1,455,386	498	4,453,370	636	584,280	32	7,810,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	49	83,500
Shinsei Business Finance Co., Ltd.	0	0	32	128,750
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	103	111,570
usen Corp.	0	0	290	224,499
Other	9	14,559	2,431	14,148,718
Total	9	14,559	2,905	14,697,038

April 30, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	10	2,900	0	0	13	42,500	9	7,250	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	15	90,000	7	9,200	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	4	1,200	0	0	7	35,000	58	46,910	0	0
usen Corp.	98	26,250	0	0	17	52,000	127	92,690	0	0
Other	683	238,018	473	1,148,000	344	2,293,620	350	346,612	17	639,200
Total	795	268,368	473	1,148,000	396	2,513,120	551	502,662	17	639,200

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	32	52,650
Shinsei Business Finance Co., Ltd.	0	0	22	99,200
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	69	83,110
usen Corp.	0	0	242	170,940
Other	24	3,322,642	1,891	7,988,093
Total	24	3,322,642	2,256	8,393,993

May 31, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	3	1,100	0	0	9	30,500	9	5,850	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	14	90,000	6	6,500	2	18,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	14	4,350	0	0	13	79,500	73	58,930	0	0
usen Corp.	91	23,900	1	3,000	22	71,000	123	81,890	0	0
Other	443	123,935	416	1,028,550	341	2,604,750	201	169,120	10	224,800
Total	551	153,285	417	1,031,550	399	2,875,750	412	322,290	12	242,800

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	21	37,450
Shinsei Business Finance Co., Ltd.	0	0	22	114,500
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	100	142,780
usen Corp.	0	0	237	179,790
Other	12	14,189	1,423	4,165,345
Total	12	14,189	1,803	4,639,865

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

March 31, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	253	90,714	4	7,545	434	1,115,141	290	290,397	1	1,919
Shinsei Business Finance Co., Ltd.	4	1,397	0	0	129	570,081	63	84,775	1	7,898
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	190	59,729	1	2,500	148	535,532	851	797,371	2	9,697
usen Corp.	317	91,599	2	5,421	58	164,038	424	434,575	0	0
Other	88,045	35,360,767	35,119	57,444,488	23,970	54,783,135	14,535	17,051,487	291	9,984,080
Total	88,809	35,604,207	35,126	57,459,955	24,739	57,167,928	16,163	18,658,608	295	10,003,596

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	982	1,505,718
Shinsei Business Finance Co., Ltd.	2	1,266	199	665,419
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,192	1,404,831
usen Corp.	0	0	801	695,634
Other	174	395,178	162,134	175,019,136
Total	176	396,444	165,308	179,290,741

April 30, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	254	90,352	4	7,409	440	1,124,901	294	295,998	1	1,901
Shinsei Business Finance Co., Ltd.	4	1,352	0	0	132	589,927	65	92,252	1	7,810
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	190	59,565	1	2,460	150	547,994	866	802,927	2	9,604
usen Corp.	405	117,466	2	5,335	75	214,131	543	588,644	0	0
Other	87,052	34,971,952	34,888	56,630,546	23,952	53,031,213	14,662	17,126,015	297	9,775,644
Total	87,905	35,240,688	34,895	56,645,751	24,749	55,508,169	16,430	18,905,838	301	9,794,962

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	993	1,520,564
Shinsei Business Finance Co., Ltd.	1	585	203	691,929
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,209	1,422,552
usen Corp.	0	0	1,025	925,578
Other	162	3,631,998	161,013	175,167,370
Total	163	3,632,584	164,443	179,727,994

May 31, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	255	89,936	4	7,363	446	1,130,408	301	303,174	1	1,760
Shinsei Business Finance Co., Ltd.	4	1,316	0	0	140	647,191	70	98,823	2	17,749
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	198	63,289	1	2,437	162	614,120	924	864,123	2	9,504
usen Corp.	486	140,378	3	8,268	96	279,853	651	730,942	0	0
Other	85,994	34,455,241	34,718	56,010,323	24,006	53,234,294	14,663	17,103,551	284	3,157,452
Total	86,937	34,750,162	34,726	56,028,392	24,850	55,905,869	16,609	19,100,616	289	3,186,465

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,007	1,532,642
Shinsei Business Finance Co., Ltd.	0	0	216	765,081
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,287	1,553,474
usen Corp.	0	0	1,236	1,159,444
Other	132	248,290	159,797	164,209,153
Total	132	248,290	163,543	169,219,797

*1	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

*2	Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

			(amounts in millions of yen)
	May 31, 2004		March 31, 2004		May 31, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	95,586	69.95%	92,701	64.66%	103,941	68.94%
Bank	69,672	50.99%	64,771	45.18%	72,610	48.16%
Life insurance companies	0	0.00%	100	0.07%	168	0.11%
Non-life insurance companies	2,260	1.65%	2,407	1.68%	2,142	1.42%
Other financial institutions	23,656	17.31%	25,423	17.73%	29,021	19.25%
Direct	41,054	30.05%	50,666	35.34%	46,821	31.06%

Total	136,641	100.00%	143,367	100.00%	150,764	100.00%

Borrowings by maturity

			(amounts in millions of yen)
	May 31, 2004		March 31, 2004		May 31, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	12,700	9.29%	5,300	3.70%	6,900	4.58%
Long-term loan	123,941	90.71%	138,067	96.30%	143,865	95.42%
Long-term loan within 1 year	60,159	44.03%	61,923	43.19%	64,696	42.91%
Long-term loan over 1 year	63,781	46.68%	76,143	53.11%	79,168	52.51%

Total	136,641	100.00%	143,367	100.00%	150,764	100.00%

Borrowing rates

			(%)
	May 31, 2004	March 31, 2004	May 31, 2003
Indirect	2.27	2.33	2.40
Bank	2.22	2.28	2.37
Life insurance companies	—	2.39	2.09
Non-life insurance companies	2.62	2.60	2.82
Other financial institutions	2.43	2.44	2.46
Direct	1.66	2.04	2.17

Total	2.09	2.23	2.33